                                                                     EXHIBIT 2.4

                            SHARE EXCHANGE AGREEMENT
                                  BY AND AMONG
                            MASTERCARD INCORPORATED
                                      AND
              THE SHAREHOLDERS OF MASTERCARD/EUROPAY U.K. LIMITED
                                  DATED AS OF
                                          , 2002

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ARTICLE I  EXCHANGE OF SHARES...............................    2
     Section 1.1.   Exchange of Shares......................    2
     Section 1.2.   Closing.................................    2
ARTICLE II  MEPUK REPRESENTATIONS AND WARRANTIES............    2
     Section 2.1.   Organization of MEPUK...................    2
     Section 2.2.   Capitalization..........................    2
     Section 2.3.   Subsidiaries............................    3
     Section 2.4.   No Conflicts............................    3
     Section 2.5.   Governmental Approvals and Filings......    3
     Section 2.6.   Financial Statements....................    3
     Section 2.7.   Absence of Changes......................    3
     Section 2.8.   No Undisclosed Liabilities..............    3
     Section 2.9.   Taxes...................................    3
     Section 2.10.  Legal Proceedings.......................    4
     Section 2.11.  Compliance With Laws and Orders.........    4
     Section 2.12.  Real Property...........................    4
     Section 2.13.  Intellectual Property Rights............    5
     Section 2.14.  Licenses................................    5
     Section 2.15.  Insurance...............................    5
     Section 2.16.  Brokers.................................    5
     Section 2.17.  Employee Benefit Plans..................    5
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE MEPUK
             SHAREHOLDERS...................................    5
     Section 3.1.   Organization............................    5
     Section 3.2.   Authority...............................    5
     Section 3.3.   Title...................................    5
     Section 3.4.   No Conflicts............................    6
     Section 3.5.   Governmental Approvals and Filings......    6
     Section 3.6.   Legal Proceedings.......................    6
     Section 3.7.   Brokers.................................    6
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND
            MCI.............................................    6
     Section 4.1.   Representations and Warranties..........    6
ARTICLE V  CONDITIONS TO OBLIGATIONS........................    7
     Section 5.1.   Conditions to Obligations of the MEPUK
      Shareholders..........................................    7
     Section 5.2.   Conditions to Obligations of MC Global
      and MCI...............................................    7
ARTICLE VI  INDEMNIFICATION.................................    7
     Section 6.1.   Survival................................    7
     Section 6.2.   Indemnification.........................    7
ARTICLE VII  MISCELLANEOUS..................................    8
     Section 7.1.   Notices.................................    8
     Section 7.2.   Further Assurances; Post-Closing
      Cooperation...........................................    8
     Section 7.3.   Waiver..................................    8
     Section 7.4.   Amendment...............................    8
     Section 7.5.   No Third Party Beneficiary..............    8
     Section 7.6.   No Assignment; Binding Effect...........    8
     Section 7.7.   Headings................................    8

                                                              PAGE
                                                              ----
     Section 7.8.   Consent to Jurisdiction and Service of
      Process...............................................    8
     Section 7.9.   Governing Law...........................    9
     Section 7.10.  Counterparts............................    9
     Section 7.11.  Waiver of Preemptive Rights.............   10
     Section 7.12.  Expenses................................   10
ARTICLE VIII  DEFINITIONS...................................    9
     Section 8.1.   Definitions.............................    9

EXHIBIT A  Share Exchange and Integration Agreement
EXHIBIT B  Certificate of Incorporation of MasterCard Incorporated
EXHIBIT C  Bylaws of MasterCard Incorporated
EXHIBIT D  Agreement and Plan of Merger
EXHIBIT E  Officers' Certificate of MEPUK
EXHIBIT F  Secretary's Certificate of MEPUK

                            SHARE EXCHANGE AGREEMENT


     This SHARE EXCHANGE AGREEMENT (this "AGREEMENT") is entered into as of
April   , 2002, by and among MasterCard Incorporated, a Delaware corporation
("MC GLOBAL"), the undersigned shareholders (each, a "MEPUK SHAREHOLDER" and collectively, the "MEPUK SHAREHOLDERS") of MasterCard/Europay U.K. Limited, a company limited by shares organized and existing under the laws of England ("MEPUK"), and MEPUK (for purposes of Section 7.11 only). Terms used herein shall have meanings ascribed to them in the Share Exchange and Integration Agreement by and among MC Global, MasterCard International Incorporated, a Delaware non-stock corporation ("MCI"), and Europay International S.A., a Belgian company limited by shares ("EPI"), as amended, modified, supplemented or
restated from time to time, dated as of             , 2002 (the "INTEGRATION
AGREEMENT"), substantially in the form of Exhibit A hereto, unless otherwise defined herein.


                                    RECITALS

     WHEREAS, MCI operates a global payments system that supports a family of proprietary brands including the MasterCard(R) and Cirrus(R) brands;

     WHEREAS, EPI operates a European payments system that supports a family of proprietary brands including the Eurocard(R), ec eurocheque(R) and ec Picto(R) brands;

     WHEREAS, MCI and EPI jointly operate a global payments system that supports the Maestro(R) brand;

     WHEREAS, MCI and EPI are parties to an Alliance Agreement, dated as of November 14, 1996 (the "ALLIANCE AGREEMENT"), and a Maestro Agreement, dated as of June 19, 1997 (the "MAESTRO AGREEMENT"), under which EPI was delegated certain authority to manage the licensing of MCI's brands and Maestro(R) brands, respectively, to European financial institutions;

     WHEREAS, the Board of Directors of MCI and the Board of Directors of EPI have each approved a transaction in which the business, assets and operations of MCI and EPI will be combined into a single global enterprise, the parent of which will be known as "MasterCard Incorporated," and immediately thereafter, the Alliance Agreement and the Maestro Agreement will be terminated;


     WHEREAS, each MEPUK Shareholder owns the number of ordinary shares of [pound] 1 each in MEPUK, set forth on the signature page hereof (the "MEPUK SHARES");


     WHEREAS, the certificate of incorporation and the bylaws of MC Global, as they will be in effect at the time of Closing, are attached in the form of Exhibit B and Exhibit C hereto, respectively;

     WHEREAS, in accordance with the terms of the Agreement and Plan of Merger attached in the form of Exhibit D hereto, the existing Principal Membership Interests in MCI will be converted (the "CONVERSION") into Class A membership interests in MCI and shares of class A common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS A STOCK") and class B common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS B STOCK"), in an amount that is proportionate to each Principal Member's existing equity interest in MCI; and

     WHEREAS, in accordance with the terms of the Integration Agreement, immediately following the Conversion, the MEPUK Shareholders will exchange (the "MEPUK SHARE EXCHANGE") their MEPUK Shares for an aggregate of 4,728,565 shares of MC Global Class A Stock and 900,679 shares of MC Global Class B Stock which, when taken together with the shares of MC Global Class A Stock and MC Global Class B Stock received by or for the benefit of the European members of MCI in the Conversion and the shareholders of EPI (other than MCI and MEPUK) in the EPI Share Exchange (as defined in the Integration Agreement), constitutes 33 1/3% of the total outstanding MC Global Class A Stock and 33 1/3% of the total outstanding MC Global Class B Stock;

     WHEREAS, for United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including (i) the Conversion, pursuant to which, in substance, the principal members, association members and travelers cheque members of MCI will effectively transfer to MC Global the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, and retain the contractual rights as licensees associated with their existing membership interests in the form of Class A membership interests in MCI and their existing license agreements in MCI, (ii) the Share Exchange (as defined in the Integration Agreement) and (iii) the reallocations of shares of MC Global Class A Stock and MC Global Class B Stock among the shareholders of MC Global, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Global in exchange for shares of MC Global Class A Stock and MC Global Class B Stock described in Section 351(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

     Section 1.1. Exchange of Shares. As of the Closing, and simultaneously with the EPI Share Exchange and immediately following the Conversion:

          (a) National Westminster Bank Plc immediately followed by the other MEPUK Shareholders will transfer to MC Global with full title guarantee the MEPUK Shares, free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing (each, a "LIEN"), by delivering to MC Global a certificate or certificates representing the MEPUK Shares together with a duly executed stock transfer form endorsed in blank; and

          (b) MC Global will issue to National Westminster Bank Plc and each of the other MEPUK Shareholders the number of shares of MC Global Class A Stock and the number of shares of MC Global Class B Stock set out in
     Schedule 1.1(b).


     Section 1.2. Closing. The MEPUK Share Exchange shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (or such other place as the parties may agree in writing) immediately following the Conversion on the Closing Date (the "CLOSING").


                                   ARTICLE II

                      MEPUK REPRESENTATIONS AND WARRANTIES

     The MEPUK Shareholders jointly and severally represent and warrant to MC Global and MCI as to the matters set forth below:

     Section 2.1. Organization of MEPUK. MEPUK is a company limited by shares duly organized and validly existing under the laws of England and has all requisite corporate power and authority to own, use and lease its Assets and Properties (as defined herein) and to conduct its business as and to the extent presently conducted. The name of each director and officer of MEPUK on the date hereof, and the position with MEPUK held by each, are listed in Section 2.1 of the Disclosure Schedule. Prior to the execution of this Agreement, MEPUK has delivered to MC Global true and complete copies of the memorandum and articles of association of MEPUK as in effect on the date hereof.

     Section 2.2. Capitalization. The authorized capital stock of MEPUK consists of 2,000 ordinary shares, of which 1,900 have been issued and are outstanding. The MEPUK Shares, which constitute all of the issued and outstanding shares of capital stock of MEPUK, are owned by the MEPUK Shareholders in the amounts set forth on the signature pages hereof. The MEPUK Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no outstanding Options with respect to MEPUK.

     Section 2.3. Subsidiaries. MEPUK does not have, and has never had, any Subsidiary.

     Section 2.4. No Conflicts. The execution and delivery by MEPUK of this Agreement do not, and the performance by MEPUK of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles of association of MEPUK;

          (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to MEPUK or any of its Assets and Properties; or


          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require MEPUK to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any Assets and Properties of MEPUK under, any Contract or License to which MEPUK is a party or by which any of its Assets and Properties is bound, except where the occurrence of any circumstance specified in clauses (i) through (vi) above would not have a material adverse effect on the Business or Condition of MEPUK.


     Section 2.5. Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of MEPUK is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.


     Section 2.6. Financial Statements. Prior to the execution of this Agreement, MEPUK has delivered or caused to be delivered to MC Global true and complete copies of the audited balance sheets of MEPUK as of December 31, 1998, December 31, 1999 and December 31, 2000, and the related audited statements of operations and shareholders' equity for each of the financial years then ended, together with a true and correct copy of the report on such audited information for the years ended 1998, 1999 and 2000 by KPMG, MEPUK's independent accountants for the periods identified, and all letters from such accountants with respect to the results of such audits.


Except as set forth in the notes thereto, all such financial statements were prepared in accordance with U.K. GAAP and fairly present the financial condition and results of operations of MEPUK as of the respective dates of them and for the respective periods covered by them.


     Section 2.7. Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the last day of the most recent fiscal quarter of MEPUK for which Financial Statements are delivered to MC Global, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of MEPUK.



     Section 2.8. No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Financial Statements for the most recent fiscal year of MEPUK delivered to MC Global pursuant to Section 2.6 (the "MEPUK AUDITED FINANCIAL STATEMENTS"), or in the notes thereto (i) there are no Liabilities against, relating to or affecting MEPUK or any of its Assets and Properties and (ii) no payments shall be due to any Person pursuant to any agreement, whether written or oral, as a result of the acquisition by MC Global of the MEPUK Shares in the share exchange contemplated herein.


     Section 2.9. Taxes.

          (a) MEPUK has filed all Tax Returns required to be filed by applicable Law, maintained all documents and records relating to Taxes as are required to be made or provided or maintained by it and has complied in all respects with all legislation relating to Taxes applicable to it. All Tax Returns were in all respects true, complete and correct and filed on a timely basis. No claim has ever been made by an authority of a jurisdiction where MEPUK does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.


          (b) MEPUK has, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are due and payable.

          (c) MEPUK has established (and until the Closing Date will maintain) on its Books and Records reserves adequate to pay all Taxes not yet due and payable in accordance with U.K. GAAP that are reflected in the MEPUK Audited Financial Statements to the extent required.

          (d) There are no Tax Liens upon the assets of MEPUK except Liens for Taxes not yet due.

          (e) Except as disclosed in Section 2.9 of the Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of MEPUK, and no Tax Authority has notified MEPUK that it intends to investigate its Tax affairs.

     (f) MEPUK has complied (and until the Closing Date will comply) in all respects with the provisions of applicable law relating to the payment and withholding of Taxes, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental or Regulatory Authority all amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

     Section 2.10. Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to the knowledge of MEPUK, threatened against, relating to or affecting MEPUK or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to MC Global and MCI, or (ii) if determined adversely, could reasonably be expected to result in (x) any injunction or other equitable relief against MEPUK that would interfere in any material respect with its business or operations or (y) Losses by MEPUK;

          (b) there are no facts or circumstances known to MEPUK that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against MEPUK.

     Prior to the execution of this Agreement, MEPUK delivered or caused to be delivered to MC Global all responses of counsel for MEPUK to auditors' requests for information delivered in connection with the Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting MEPUK.

     Section 2.11. Compliance With Laws and Orders. MEPUK is not, nor has at any time within the last five years been, or has received any notice that it is or has at any time within the last five years been, in violation of or in default under, in any material respect, any Law or Order applicable to MEPUK or any of its Assets and Properties.

     Section 2.12. Real Property.

     (a) MEPUK does not own any freehold interest in real property.


     (b) MEPUK has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) under this informal agreement.

     (c) No tenant or other party in possession of any of MEPUK's owned real properties has any right to purchase, or holds any right of first refusal to purchase, such properties.

     Section 2.13. Intellectual Property Rights. Section 2.13 of the Disclosure Schedule contains a list of trademarks, trade names, trademark registrations and applications, and service marks that are material to the business of MEPUK. MEPUK, as indicated, owns the entire right, title and interest including, without limitation, the right to use and license the same. MEPUK has the right to use any software it uses which is material to the running of its business.

     Section 2.14. Licenses. MEPUK owns or validly holds all Licenses that are material to its business or operations. Each such License is valid, binding and in full force and effect; and MEPUK is not, or has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     Section 2.15. Insurance. The material insurance policies that insure the business, operations or employees of MEPUK are in full force and effect, and are in amounts and have coverages that are reasonable and customary for Persons engaged in businesses and operations and having Assets and Properties similar to MEPUK.

     Section 2.16. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the MEPUK Shareholders and MEPUK directly with MC Global and MCI without the intervention of any Person on behalf of MEPUK in such manner as to give rise to any valid claim by any Person against MC Global, MCI or MEPUK for a finder's fee, brokerage commission or similar payment.

     Section 2.17. Employee Benefit Plans. MEPUK does not maintain any employee benefit plans for the benefit of its employees.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE MEPUK SHAREHOLDERS

     Each of the undersigned MEPUK Shareholders hereby represents and warrants severally, and not jointly and severally, to MC Global and MCI as to the matters set forth below:

     Section 3.1. Organization. It is duly organized, validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to own, use and lease its assets and properties and to conduct its business as and to the extent presently conducted.

     Section 3.2. Authority. It has all requisite power and legal capacity to execute and deliver this Agreement. Its execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by such MEPUK Shareholder and constitutes a valid and legally binding obligation of such MEPUK Shareholder enforceable against such MEPUK Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 3.3. Title. It is the sole owner of the MEPUK Shares identified on its signature page hereof as being owned by such MEPUK Shareholder. Upon the delivery to MC Global at the Closing of a certificate or certificates representing the MEPUK Shares owned by such MEPUK Shareholder in the manner set forth in Article I, such MEPUK Shareholder will convey to MC Global, good and marketable title to the MEPUK Shares held by such MEPUK Shareholder, in each case free and clear of all Liens.

     Section 3.4. No Conflicts. The execution and delivery by such MEPUK Shareholder of this Agreement, do not, and the performance by such MEPUK Shareholder of its obligations under this Agreement will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles of association (or other comparable charter documents) of such MEPUK Shareholder;

          (b) conflict with or result in a violation or breach of any term or provision of any statute, order, rule or regulation of any government body or regulatory authority having jurisdiction over such MEPUK Shareholder; or


          (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require it to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any assets and properties of such MEPUK Shareholder under, any contract or license to which it is a party or by which any of its assets and properties is bound; in each case to the extent that any such matter materially affects the ability of such MEPUK Shareholder to perform its obligations under this Agreement.



     Section 3.5. Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of such MEPUK Shareholder is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.


     Section 3.6. Legal Proceedings. Except as disclosed in Section 3.6 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) there are no Actions or Proceedings pending or, to its knowledge threatened against, relating to or affecting such MEPUK Shareholder or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to MC Global and MCI; and

          (b) there are no facts or circumstances known to such MEPUK Shareholder that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above.


For purposes of this Section 3.6, "knowledge" with respect to each MEPUK Shareholder shall mean the knowledge of those persons set forth on Schedule 3.6 of the Disclosure Schedule.


     Section 3.7. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the MEPUK Shareholders and MEPUK directly with MC Global and MCI without the intervention of any Person on behalf of such MEPUK Shareholder in such manner as to give rise to any valid claim by any Person against MC Global, MCI or such MEPUK Shareholder for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND MCI

     Section 4.1. Representations and Warranties. The MEPUK Shareholders shall benefit from, and be subject to the conditions of, the representations and warranties of MC Global and MCI set forth in Article III of the Integration Agreement as though such representations and warranties were made in this Agreement.

                                   ARTICLE V

                           CONDITIONS TO OBLIGATIONS

     Section 5.1. Conditions to Obligations of the MEPUK Shareholders. The obligations of the MEPUK Shareholders hereunder are subject to the fulfillment, at or before the Closing, of all of the conditions to the obligations of EPI set forth in Article VI of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

     Section 5.2. Conditions to Obligations of MC Global and MCI. The obligations of MC Global and MCI hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing in whole or in part by MC Global and MCI in their sole discretion):

          (a) Integration Agreement. All of the conditions to the obligations of MC Global and MCI set forth in Article V of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

          (b) Representations and Warranties. Each of the representations and warranties made by the MEPUK Shareholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects (except that representations and warranties that are qualified as to materiality or as to absence of material adverse effect will be true and correct in all respects) on and as of such earlier date.

          (c) No Assets and Liabilities. MEPUK shall not have any assets and liabilities, other than the EPI Shares it owns. MEPUK shall afford MCI and MC Global, their counsel and their accountants, during normal business hours, reasonable access to the books, records and other data relating to MEPUK and its Subsidiaries in its possession so that MC Global and MCI may confirm that this condition has been satisfied.

          (d) Officers' Certificates. MEPUK shall have delivered to MC Global a certificate, dated the Closing Date and executed by its Chairman of the Board, its President or any Executive or Senior Vice President or Managing Director, substantially in the form and to the effect of Exhibit E or hereto, as applicable, and a certificate, dated the Closing Date and executed by its Secretary, substantially in the form and to the effect of Exhibit F hereto.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.1. Survival. Articles II, III and IV hereof shall survive until the third anniversary of the first day of the first fiscal quarter beginning after the Closing.


     Section 6.2. Indemnification. (a) The MEPUK Shareholders shall, jointly and severally, indemnify MC Global, MCI and each of their respective officers, directors, employees, agents and affiliates (together for purposes of Article VI, the "MC Group") in respect of, and hold each of them harmless from and against, any and all losses, claims, damages, liabilities and expenses suffered, incurred, assumed or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of the representations and warranties and covenants set forth in Articles II and VII hereof, (b) The MEPUK Shareholders shall, severally and not jointly and severally, indemnify each member of the MC Group in respect of, and hold each of them harmless from and against, any and all losses, claims, damages, liabilities and expenses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of the representations and warranties set forth in Article III hereof. (c) The MEPUK Shareholders shall, jointly and severally, indemnify MEPUK and its successors and assigns, in respect of, and hold it and them harmless from and against, any and all losses, claims, damages, liabilities and expenses suffered, incurred, assumed or sustained by it and any of them or to which it or they become subject, resulting from, arising out of or relating to any liability of MEPUK that relates to in any way the period up to and including the Closing Date. (d) The MEPUK Shareholders shall, jointly and severally, indemnify MEPUK and MC Global and their successors and assigns, in respect of, and hold them harmless from and against, any and all losses, claims, damages, liabilities, expenses and actions (private or governmental) of or against MEPUK or MC Global that arises in connection with certain fees, including the application for negative clearance or exemption under the Competition Act 1998 to the Office of Fair Trading of the agreement among the MEPUK members relating to such fees (namely, the multilateral interchange fee and the multilateral service fee) in their UK Domestic Rules (the "Oft Review'). (e) The MEPUK Shareholders shall have no liability under or in relation to the indemnifications contained in Section 6.2 as regards any claim if either (i) such claim would not have arisen but for an act or omission carried out after the Closing Date by MEPUK or its officers, directors, employees or agents; or (ii) to the extent that such claim was attributable to any act or omission at any time by MCI, MC Global or any of their affiliates or the officers, directors, employees or agents of any of them; or (iii) in relation to a claim incurred by MCI or MC Global, if such claim was reasonably likely to have been incurred by MCI or MC Global in connection with its entering into the Integration Agreement and the transactions contemplated by it regardless of whether MC Global had acquired the MEPUK Shares. (f) Nothing in this Section 6.2 shall be deemed to modify any rights of indemnification or contribution that the parties may have against one another other than in connection with this Agreement.



     Section 6.3. Conduct of Disputes. If any member of the MC Group becomes aware of any claim, action or demand against it, or of any circumstance which may give rise to any claim (including for the avoidance of doubt any claim arising out of or in connection with the OFT Review), action or demand against it, and which may give rise to a claim under any of the indemnifications contained in Section 6.2 it shall forthwith give written notice (including reasonable particulars of such claim or circumstance) to the MEPUK Shareholders and it shall procure that the relevant member of the MC Group shall:



     (a) not knowingly make any admission of liability, or any agreement or compromise with any person, body or authority in relation thereto without the prior written consent of the MEPUK Shareholders, which consent shall not be unreasonably withheld;



     (b) give the MEPUK Shareholders and their professional advisers reasonable access during normal business hours to the premises and personnel of the relevant member of the MC Group and to any relevant assets, accounts, documents and records within the control of the relevant member of the MC Group to enable the MEPUK Shareholders and their professional advisers to examine such assets, accounts, documents and records and take photographs or photocopies thereof at their own expense in order to appraise themselves of all facts, matters and information relevant to the claim, action or demand against the relevant member of the MC Group subject to not interfering with the business of the relevant member of the MC Group;



     (c) subject to the MEPUK Shareholders having provided the relevant member of the MC Group with such indemnity and security therefor as the relevant member of the MC Group may reasonably require in relation thereto, permit the MEPUK Shareholders in the name of the relevant member of the MC Group to appoint such professional advisers and to take such action as the MEPUK Shareholders may consider reasonably necessary or desirable to avoid, dispute, resist, appeal, compromise or defend the claim, action or demand and any adjudication in respect thereof subject only to consulting the relevant member of the MC Group to the extent reasonably practicable, prior to taking any such action; and/or



     (d) at the option of the MEPUK Shareholders, for a period of 30 days after such notification, afford the MEPUK Shareholders the opportunity to take such steps to remedy or avert such claim or circumstance as the MEPUK Shareholders may require.



     Notwithstanding the foregoing, if any member of the MC Group fails in relation to any actual or potential claim to comply in any respect with the above provisions of this Section 6.3, the MEPUK Shareholders' liability in respect of such claim shall not cease in any respect.

     Section 6.4. Mitigation. Without prejudice to any other provision herein for the protection of the MEPUK Shareholders, the MC Group shall take all reasonable steps to mitigate any loss which is or may be the subject of any claim under the indemnifications contained in Section 6.2.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid), if to MC Global or MCI, to 2000 Purchase Street, Purchase, New York 10577-2509, Attention: General Counsel or, if to the MEPUK Shareholders, to the address set forth below the signature of the MEPUK Shareholders or such other address as may be specified by the MEPUK Shareholders in writing.


     Section 7.2. Further Assurances; Post-Closing Cooperation. The parties agree that after the Closing, they will cooperate with each other and provide each other with such documents, instruments, materials and information and take such other actions as each of them may reasonably request in order to (i) ensure that any Assets and Properties of MEPUK, other than the EPI Shares it owns, that exist as of the Closing Date (according to UK GAAP), will be transferred in accordance with the instruction of the MEPUK Shareholders, (ii) put MC Global and MCI in actual possession and operating control of MEPUK and the EPI Shares,
(iii) deliver or cause to be delivered to MC Global true and complete copies of the audited balance sheets of MEPUK as of December 31, 2001 and the related audited statements of operations and shareholders' equity for the financial year ended December 31, 2001 as soon as such statements become available, and (iv) take whatever action MC Global may reasonably request in order for the OFT to substitute a new entity to be formed by the MEPUK Shareholders in place of MEPUK with respect to the OFT Review.


     Section 7.3. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     Section 7.4. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 7.5. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity under Article VI.

     Section 7.6. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 7.7. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 7.8. Consent to Jurisdiction and Service of Process. Each of the undersigned MEPUK Shareholders hereby irrevocably appoints Sullivan & Cromwell, at its office at 125 Broad Street, New York, New York 10004, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the MEPUK Shareholders, as applicable, at the address and in the manner specified in Section 7.1. The MEPUK Shareholders will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, the MEPUK Shareholders will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to MC Global, with like powers. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

     Section 7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 7.11. Waiver of Preemptive Rights. MEPUK hereby waives its preemptive rights under the bylaws of EPI with respect to the direct or indirect exchange or sale of EPI Shares by any shareholder of EPI in connection with any of the transactions contemplated by the Integration Agreement.


     Section 7.12. Expenses. Each party hereto shall be responsible for its own costs and expenses incurred in connection herewith; provided, however, that any UK stamp duty tax assessed in connection with the transactions contemplated hereby shall be shared equally by MC Global on the one hand and the MEPUK Shareholders on the other hand.


                                  ARTICLE VIII

                                  DEFINITIONS

     Section 8.1. Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

          "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

          "ASSETS AND PROPERTIES" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, securities, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and intellectual property rights.

          "BUSINESS OR CONDITION" means with respect to any Person, the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of that person and its Subsidiaries taken as a whole.

          "CONTRACT" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

          "FINANCIAL STATEMENTS" means the financial statements of MEPUK delivered to MC Global pursuant to Section 2.6.

          "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, state, county, city or other political subdivision.

          "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

          "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "OPTION" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "PERMITTED LIEN" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP or U.K. GAAP, as applicable, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of MEPUK.

          "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "SUBSIDIARY" means any Person in which any other Person directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests or the voting control. Unless the context otherwise requires, all references herein to a "Subsidiary" mean a Subsidiary of MEPUK.

          "TAX AUTHORITY" means the U.K. Inland Revenue and any country, state, local, foreign or other Governmental or Regulatory Authority charged by law with the administration or collection of any Tax.

          "TAX RETURN" means a report, return, notification or other information required to be supplied to a Governmental or Regulatory Authority with respect to Taxes.

          "TAXES" means any national, state, county, local or foreign taxes, charges, surcharges, fees, levies, or other assessments, including all net income, gross income, sales and use, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, duties, imposts, severance or withholding taxes or charges imposed by any government entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

                                          MASTERCARD INCORPORATED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          MASTERCARD/EUROPAY U.K. LIMITED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          ABBEY NATIONAL plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          Abbey National House
                                          2 Triton Square
                                          Regent's Place
                                          London NW1 3AN
                                          England
                                          No. of Shares: 2

                                          AIB GROUP (UK) plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          4 Queens Square
                                          Belfast BT1 3DJ
                                          Republic of Ireland
                                          No. of Shares: 2

                                          ALLIANCE & LEICESTER plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          Carlton Park
                                          Narborough

                                          Leicester LE 19 0AL

                                          England
                                          No. of Shares: 26

                                          THE GOVERNOR & COMPANY OF THE BANK OF
                                          IRELAND


                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          Lower Baggot Street
                                          Dublin 2
                                          Republic of Ireland
                                          No. of Shares: 6

                                          THE GOVERNOR & COMPANY OF THE BANK OF
                                          SCOTLAND


                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          The Mound
                                          Edinburgh EH1 1YZ
                                          Scotland
                                          No. of Shares: 72

                                          BARCLAYS BANK plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          54 Lombard Street
                                          London EC3P 3AH
                                          England
                                          No. of Shares: 274

                                          HFC BANK plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          North Street
                                          Winkfield, Windsor
                                          Berkshire SL4 4TD
                                          England
                                          No. of Shares: 116

                                          HSBC BANK plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          27-32 Poultry
                                          London EC2P 2BX
                                          England
                                          No. of Shares: 306

                                          LLOYDS TSB BANK plc

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          71 Lombard Street
                                          London EC3P 3BS
                                          England
                                          No. of Shares: 218

                                          MBNA EUROPE BANK LIMITED

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          Chester Business Park
                                          Chester CH4 9FB
                                          England
                                          No. of Shares: 58

                                          MORGAN STANLEY DEAN WITTER BANK
                                          LIMITED

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          25 Cabot Square
                                          Canary Wharf
                                          London E14 4QA
                                          England
                                          No. of Shares: 2

                                          NATIONAL AUSTRALIA GROUP EUROPE
                                          LIMITED

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          88 Wood Street
                                          London EC2V 7QQ
                                          England
                                          No. of Shares: 36

                                          NATIONAL WESTMINSTER BANK PLC

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          Address:

                                          135 Bishopsgate
                                          London EC2M 3UR
                                          England
                                          No. of Shares: 640

                                          THE ROYAL BANK OF SCOTLAND PLC

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                            Address:

                                            36 St. Andrew Square
                                            Edinburgh EH2 2YE
                                            Scotland
                                            No. of Shares: 142